As filed with the Securities and Exchange Commission on July 24, 2015

Registration No. 333-147462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT

ON FORM S-8 (NO. 333-147462)

UNDER

THE SECURITIES ACT OF 1933

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	1311	33-0502730
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BPZ Resources, Inc. 2007 Directors’ Compensation Incentive Plan

(Full Title of Plan)

 Manuel Pablo Zúñiga-Pflücker

President and CEO

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark W. Coffin

Seyfarth Shaw LLP

700 Milam Street

Suite 1400

Houston, Texas 77002

(713) 225-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated File ☐	Smaller Reporting Company ☐
(do not check if smaller reporting company)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

BPZ Resources, Inc. (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement on Form S-8 (File No. 333-147462) filed with the Securities and Exchange Commission on November 16, 2007 to deregister all securities that were previously registered and remain unsold or otherwise unissued under the BPZ Resources, Inc. 2007 Directors’ Compensation Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on July 24, 2015.

BPZ Resources, Inc.

By:	/s/ Manuel Pablo Zúñiga-Pflücker
Manuel Pablo Zúñiga-Pflücker
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

/s/ Manuel Pablo Zúñiga-Pflücker	/s/ RICHARD S. MENNITI
Manuel Pablo Zúñiga-Pflücker	Richard S. Menniti
President, Chief Executive Officer and Director (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
July 24, 2015	July 24, 2015

/s/ JAMES B. TAYLOR	*
James B. Taylor	John J. Lendrum
Director and Chairman of the Board	Director
July 24, 2015	July 24, 2015

/s/ STEPHEN C. BEASLEY	/s/ ROBERT L. SOVINE
Stephen C. Beasley	Robert L. Sovine
Director	Director
July 24, 2015	July 24, 2015

/s/ STEPHEN R. BRAND	/s/ RICHARD J. SPIES
Stephen R. Brand	Richard J. Spies
Director	Director
July 24, 2015	July 24, 2015

/s/ JERELYN EAGAN	*
Jerelyn Eagan	Dennis G. Strauch
Director	Director
July 24, 2015	July 24, 2015

By:      * /s/ Manuel Pablo Zúñiga-Pflücker

              Manuel Pablo Zúñiga-Pflücker

              Attorney-in-fact